FOR IMMEDIATE RELEASE

Investor Contact:
Paul J. Crecca	Mark Kurtz
(914) 289-9420	(914) 289-9480
pjcrecca@haightscross.com	mkurtz@haightscross.com

HAIGHTS CROSS COMMUNICATIONS, INC.
ANNOUNCES DEBT RESTRUCTURING PLAN

White Plains, NY, June 8, 2009 — Haights Cross Communications, Inc. (“HCC” or the “Company”) today announced that it is pursuing a plan to restructure its indebtedness, including a voluntary exchange of HCC’s 12 ½% Senior Discount Notes Due 2011 (the “Senior Discount Notes”) that are held by qualified investors (“Eligible Holders”) for shares of common stock of HCC (the “Common Stock”), subject to the terms and conditions of an exchange offer to be presented to such Eligible Holders (the “Exchange Offer”).  Under the restructuring, HCC plans to offer to issue 120.21 shares of Common Stock for each $1,000 in principal amount at maturity of Senior Discount Notes exchanged, or an aggregate of 16,228,350 shares of Common Stock (subject to adjustment to eliminate fractional shares) if all $135 million aggregate principal amount at maturity of Senior Discount Notes are exchanged.  These shares would represent at least 89% (subject to adjustment for rounding of fractional shares) of the outstanding shares of Common Stock of HCC immediately after the closing of the Exchange Offer.  Immediately prior to the closing of the Exchange Offer, HCC would effect a one-for-five reverse stock split which would convert holdings of currently outstanding shares, and warrants to purchase shares, of Common Stock into approximately 2,005,682 shares (including warrant rights thereto), or 11% of the outstanding shares immediately after the closing of the Exchange Offer (assuming 100% of Senior Discount Notes are exchanged).  Affiliates of Monarch Alternative Capital, LP, which are stockholders of HCC and holders of approximately 33% of the aggregate principal amount of the outstanding Discount Notes, have agreed to support this restructuring.

Concurrently with the Exchange Offer, HCC also plans to solicit consents from the Eligible Holders (the “Consent Solicitation”) for certain amendments to the indenture pursuant to which the Senior Discount Notes were issued, to eliminate or substantially amend all of the restrictive covenants and modify certain of the events of default and various other provisions contained in the Indenture (collectively, the “Proposed Amendments”).  Eligible Holders that tender Senior Discount Notes pursuant to the Exchange Offer must also consent to the Proposed Amendment in respect of such tendered Senior Discount Notes.  The Proposed Amendments will not become operative unless and until the Exchange Offer is consummated.

HCC anticipates that the Exchange Offer and Consent Solicitation will expire at 11:59  p.m., New York City time, on July 6, 2009, unless extended or earlier terminated.

The Exchange Offer and the Consent Solicitation are part of a restructuring plan that is intended to include an amendment to the Company’s Credit Agreement (the “Credit Agreement”) and certain related transactions (the “Credit Agreement Restructuring”), so that HCC and its subsidiaries will no longer be in default under the Credit Agreement.  HCC also proposes to issue to its existing stockholders, as part of the overall restructuring, warrants with a five year term to purchase up to an aggregate of approximately 1,478,390 shares of Common Stock (assuming all Senior Discount Notes are exchanged) at an exercise price of approximately $7.40 per share (assuming all Senior Discount Notes are exchanged) (the “New Warrants”).  These shares would represent approximately 7.5% of HCC’s outstanding shares and warrants (calculated on a fully diluted basis after giving effect to the issuance of the shares represented by the New Warrants) if all the Senior Discount Notes are exchanged.  The number of shares to be covered by the New Warrants and the exercise price of the New Warrants will be subject to proportionate adjustment if all Senior Discount Notes are not exchanged in the Exchange Offer.

The consummation of the Exchange Offer will be conditioned upon the satisfaction or waiver of a number of conditions including, among others: (i) at least 95% of the aggregate principal amount of the Senior Discount Notes being validly tendered for exchange and not revoked, and Eligible Holders representing such Senior Discount Notes delivering their consents to the Proposed Amendments; (ii) the execution of a satisfactory amendment to the Credit Agreement; and (iii) holders of a majority of the outstanding shares of Common Stock consenting to an amendment to HCC’s Certificate of Incorporation to effect, among other things, the adoption of a one-for-five reverse stock split, an increase in HCC’s authorized shares of Common Stock, the adoption of cumulative voting for the election of directors, and certain other amendments to HCC’s Certificate of Incorporation.  Beneficial holders of a majority of HCC’s outstanding Common Stock have agreed to effect the amendment to its Certificate of Incorporation and have also agreed to terminate the operative provisions of the existing HCC stockholders agreement, such that there will be no further agreements regarding the election of the HCC’s directors or participation in future offerings following the closing of the Exchange Offer.

In the event that HCC is not able to successfully complete the restructuring, including the Exchange Offer, HCC intends to explore all other restructuring alternatives available to it at that time, which may include an alternative out-of-court restructuring or the commencement of a chapter 11 case and plan of reorganization, with or without a pre-arranged plan of reorganization. There can be no assurance that any alternative restructuring arrangement or plan could be accomplished.

Neither the new shares of Common Stock, the New Warrants nor the shares to be purchased upon exercise of the New Warrants will be registered under the Securities Act of 1933 (the “Securities Act”). Any such securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act. Participation in the Exchange Offer will only be made available to accredited investors, or persons other than U.S. persons, in a transaction that is exempt from the registration requirements of the Securities Act.

This announcement does not constitute an offer to sell, or the solicitation of an offer to purchase, any securities. Any such Exchange Offer or other restructuring proposal, if made, will be made pursuant definitive offering documentation to be provided to Eligible Holders.

About Haights Cross Communications:

Founded in 1997 and based in White Plains, NY, Haights Cross Communications is a premier educational and library publisher dedicated to creating the finest books, audio products, periodicals, software and online services, serving the following markets: K-12 supplemental education, public and school libraries, and consumers. Haights Cross companies include: Triumph Learning, Buckle Down Publishing and Options Publishing, and Recorded Books. For more information, visit www.haightscross.com.

Safe Harbor Statement:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements include without limitation, statements regarding the Company’s restructuring proposals.  Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. The Company cannot assure that it will be successful in completing the Exchange Offer or any other restructuring proposal, on the terms outlined in this press release or otherwise.  Among other things, the Company has no binding agreement with its lenders to effect a Credit Agreement Restructuring and will not be able to complete the Exchange Offer without the consent of the Lenders.  A more extensive discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports filed with the Securities and Exchange Commission. The risks included above are not exhaustive. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.